UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Amendment No. 2
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission	(IRS Employer
File Number)	Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     In a Current Report on Form 8-K filed on February 8, 2006 (the “Form 8-K”), SafeNet, Inc. (the “Company”) disclosed that its management had concluded that the Company’s previously filed Forms 10-Q for the quarters ended June 30, 2005 and September 30, 2005, respectively, contained certain errors, and that the Company intended to file amendments to these Forms 10-Q to correct these errors as soon as possible. On February 27, 2006, the Company filed Amendment No. 1 on Form 10-Q/A for the quarter ended September 30, 2005. After discussion with Ernst & Young LLP, the Company’s independent registered public accountants, the Company concluded that the previously disclosed errors in the second quarter 10-Q were not as significant as originally believed, and filed an amendment to the Form 8-K on February 27, 2006 to that effect.
     However, after further review and discussions with Ernst & Young LLP, the Company’s independent registered public accounting firm, in connection with the audit of the Company’s financial statements for the year ended December 31, 2005, the Company and its Audit Committee, as well as Ernst & Young LLP, have reexamined this matter and the second quarter Form 10-Q and concluded that the adjustments resulting from such previously disclosed errors are material in relation to previously reported results of operations. Accordingly, the financial statements included in the June 30, 2005 Form 10-Q should no longer be relied upon. As disclosed previously, these errors are principally attributable to the accounting for a restructuring accrual related to the exit of an operating lease approximating $650,000, as well as other individually less material errors approximating $400,000 in the aggregate. The Company expects these adjustments to result in a net loss per common share, on GAAP basis of $0.20 and $0.15 for the three and six months ended June 30, 2005, respectively, rather than a net loss per common share of $0.15 and $0.10, respectively, as reported for such periods in the June 30, 2005 Form 10-Q.
     The adjustments to second quarter will also result in cumulative adjustments to certain information presented in the September 30, 2005 Form 10-Q for the nine months ended September 30, 2005. As a result of these adjustments, the Company expects that net loss per common share, on a GAAP basis, to be $0.14 for the nine months ended September 30, 2005, rather than $0.10 as reported for such period in the September 30, 2005 Form 10-Q/A (Amendment No. 1). There is no material change, however, in the information presented in the September 30, 2005 Form 10-Q/A (Amendment No. 1) for the three months ended September 30, 2005.
      Net income per diluted share for the fourth quarter of 2005 decreased from $0.28, as previously announced in the Company’s press release on February 2, 2006, to $0.25, primarily as a result of adjusting the carrying value of our deferred income tax assets and liabilities using the 2005 estimated effective state income tax rate and an additional adjustment to lease exit costs. For the full year 2005, net income per diluted share decreased from $0.16, as previously announced in the press release on February 2, 2006, to $0.12 as a result of the adjustments discussed in this Amendment No. 2 to Form 8-K/A.
      Although the audit of the 2005 consolidated financial statements is not yet complete, management does not anticipate that there will be additional material errors identified that would further impact the interim and annual consolidated financial statements previously filed with the Securities and Exchange Commission. All of the material errors identified for 2005 have been recorded by the Company and will be presented in the Unaudited Quarterly Results of Operations Data in Item 6 — “Selected Financial Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which the Company expects to file on or about March 16, 2006.
     The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended). The Company’s internal control system was designed to provide reasonable assurance regarding the preparation and fair presentation of published financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Under the supervision and with the participation of management, including the Company’s Chief Executive Officer and Chief Financial Officer, the Company is in the process of assessing the effectiveness of internal control over financial reporting as of December 31, 2005. In making this assessment, management is using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework.
     Based on this assessment, management has currently identified a material weakness in internal control as of December 31, 2005. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weakness pertains to insufficient staffing and technical expertise in the Company’s accounting and financial reporting functions. The inadequate level of staffing and technical expertise results in certain accounting processes and controls around the financial statement close and financial reporting processes not being performed correctly, or on a timely basis. As a result of this weakness, material adjustments were identified related to accounting for revenue and costs on long-term contracts, plus other less material adjustments. The lack of sufficient staffing and technical expertise has reduced the effectiveness of the existing accounting and financial reporting function in its monitoring and evaluation of the financial position and operating results of the Company, thereby increasing the risk of a financial statement misstatement.

The adjustments resulted in the restatement of the Company’s financial statements for the three and six month periods ended June 30, 2005 and the three and nine month periods ended September 30, 2005. Accordingly, management has determined that this deficiency in controls reflects a material weakness. Because of this material weakness, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 based on the criteria in COSO Internal Control — Integrated Framework. In addition, as a result of these findings, management believes that the Company’s disclosure controls and procedures as of the end of second and third quarters and year ended 2005 were ineffective.
     The Company has already taken steps to address the weakness identified above. The Company has hired two new accountants with “Big 4” accounting experience, and created and filled the position of Director of Recognition of Revenue. In addition, the Company is seeking to fill positions in a newly created corporate controller group to review the consolidation of the worldwide operations and to provide a review function for financial information reported from our regional operation centers. The Company intends to hire approximately four accountants with Big 4 accounting experience, including a seasoned leader with Big 4 experience to run this group.
     Management’s assessment of the Company’s internal controls over financial reporting is on-going; therefore, additional deficiencies may be identified in the Company’s Annual Report on Form 10-K to be filed on or about March 16, 2006.
     The Company’s management has discussed the matters disclosed under this Item 4.02 with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 10, 2006

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo,
Chairman and Chief Executive Officer